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                               ARTHUR ANDERSEN LLP


                                                                      Exhibit 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


To United National Bancorp:


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 12, 1996, included in United National Bancorp's Annual Report to Shareholders. It should be noted that we have not audited any financial statements of United National Bancorp subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.



                                        /s/ Arthur Andersen LLP

                                             ARTHUR ANDERSEN LLP


Roseland, New Jersey
March 22, 1996